Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Advanced Micro Devices, Inc.:

•

Registration Statements on Form S-8 (Nos. 333-115474, 333-159367, 333-166616, 333-181451, 333-190039, 333-195984, 333-204166, 333-211438, and 333-232922) pertaining to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan,

•	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-204166) pertaining to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan,

•	Registration Statement on Form S-8 (No. 333-217784) pertaining to the Advanced Micro Devices, Inc. 2004 Equity Incentive Plan and 2017 Employee Stock Purchase Plan,

•	Registration Statement on Form S-8 (No. 333-262698) pertaining to the Xilinx, Inc. 2007 Equity Incentive Plan,

•	Registration Statement on Form S-4/A (No. 333-251119) pertaining to the proposed merger between Advanced Micro Devices, Inc. and Xilinx, Inc., and

•	Registration Statement on Form S-4 filed pursuant to Rule 462(b) (No.333-262498) pertaining to the proposed merger between Advanced Micro Devices, Inc. and Xilinx, Inc.;

of our reports dated May 14, 2021, with respect to the consolidated financial statements and schedule of Xilinx, Inc. and the effectiveness of internal control over financial reporting of Xilinx, Inc. included in its Annual Report (Form 10-K) for the year ended April 3, 2021, incorporated by reference in this Current Report on Form 8-K/A of Advanced Micro Devices, Inc.

/s/ Ernst & Young LLP

San Jose, California
April 27, 2022